UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Copies to:

Gregory Sichenzia, Esq.
Arthur S. Marcus, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway - 32nd Floor
New York, NY 10006
(212) 930-9700

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 1, 2015, General Cannabis Corp (the “Company”) and Brian J. Kozel mutually terminated his status as Chief Financial Officer and Principal Accounting Officer. The resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective November 1, 2015, the Company’s Board of Directors (the “Board”) appointed Shelly Whitson as the Company’s Principal Accounting Officer. Prior to her appointment as Principal Accounting Officer, Ms. Whitson served as a consultant to the Company in connection with the preparation of its financial reports. In addition, she served as the controller for Rocky Mountain Disposables, a small packaging firm in Denver, Colorado from June, 2009 to March, 2014, where she managed the firm’s financial operations. From July, 2007 to June, 2009, Ms. Whitson was employed as a staff accountant for a Peterson & Scharf, a Certified Public Accountant (“CPA”) firm, where she maintained the financial records and prepared tax returns for many small to medium sized corporations and partnerships. In addition to her accounting background, Ms. Whitson previously held a Real Estate Brokers license in both Colorado and Nevada where she sold both commercial and residential real estate. Ms. Whitson holds a Bachelor of Science degree in Business Administration with a concentration in finance from Montana State University. Ms. Whitson is currently pursuing a Master’s degree of Accountancy at Colorado State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2015

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer